                                                                                                                           Exhibit 99.1

Kerr-McGee Schedules Fourth-Quarter Earnings Conference Call and Webcast

       OKLAHOMA CITY (Jan. 16, 2001) - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call on Jan. 24, 2001, at 11:00 a.m. EDT, to discuss its fourth-quarter 2000 financial and operating results, and expectations for the future.
       Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 212-896-6011. A replay of the call will be available through Jan. 26 at 800-633-8284, #16790784 within the U.S. or 858-812-6440, #16790784, outside the U.S. The webcast replay will be temporarily archived on the company's website.
       Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of $7.3 billion.

# # #

CONTACT:     Debbie Schramm
                          (405) 270-2877